UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2009

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-21794	04-3186494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 CROSSING BOULEVARD

FRAMINGHAM, MASSACHUSETTS 01702

(Address of Principal Executive Offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 17, 2009, we received a notice from The Nasdaq Stock Market, or Nasdaq, notifying us that we have failed to regain compliance with Nasdaq’s requirement that the aggregate market value of our common stock be at least $35,000,000, as specified by Marketplace Rule 5550(b)(2), during the 90 day compliance period afforded to us by Marketplace Rule 5810(c)(3)(C).

The notice indicates that unless we request a hearing before a Nasdaq Listings Qualifications Panel, our common stock will be delisted. We intend to request such a hearing, which will defer any action with respect to Nasdaq’s determination until the panel renders a decision following the hearing. Our common stock will continue to trade on The NASDAQ Capital Market in the interim. The Nasdaq Listings Qualifications Panel has discretion to grant an extension not to exceed 180 days from the date of Nasdaq’s notification. However, there can be no assurance that we will be granted any such extension or that following the hearing the panel will grant our request for continued listing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated: September 18, 2009	By:	/s/ John B. Green
John B. Green
Senior Vice President, Treasurer and Chief Financial Officer